BANKATLANTIC BANCORP
                                  SUBORDINATED
                                INVESTMENT NOTES

                    Prospectus Supplement Dated March 3, 2000

                      TERM*                           RATE*
                   -----------------------------------------
                    24 MONTHS                         11%APY

        The interest rate and term for the Investment Notes are available through March 21, 2000

                     $10,000 MINIMUM FOR INVESTMENT NOTES.
                    ADDITIONAL AMOUNTS IN $1,000 INCREMENTS.
                   FOR MORE INFORMATION, CALL 1-800-909-6467.

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                                 P.O. Box 8608
                         Ft. Lauderdale, FL 33310-9978

  BankAtlantic Bancorp is a public company and our class A common stock is traded on the New York Stock Exchange under the symbol "BBX"

  An offer can only be made by the prospectus dated January 18, 2000 delivered in conjunction with this prospectus supplement dated March 3, 2000. See "Risk Factors" in the prospectus for a discussion of factors which should be considered with an investment in the Investment Notes.

* The interest rate and term of the Investment Notes are available through March 21, 2000. The Investment Notes will mature on March 31, 2002. BankAtlantic Bancorp has the right to reject any order in its sole discretion. Payments must be made in cashier checks, money orders or checks drawn on United States Banks.